Exhibit 3.53

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Van Wagner Sign Erectors, LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211: of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Van Wagner Sign Erectors, LLC

If the name of the limited liability company has been changed, the name under which it was organized is: Master Sign Hangers LLC

SECOND: The date of filing of the articles of organization is: October 19, 1999

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited liability company would read as follows: Paragraph First of The Articles of Organization relating to the limited liability company name is hereby amended to read as follows: First The name of the limited liability company is – (new name) – )

Paragraph First of the Articles of Organization relating to

to the limited liability company name

is hereby amended to read as follows:

First The name of the limited liability company is Outfront Media Sign Erectors LLC

X	Capacity of signer (Check appropriate box):
(Signature)
☐ Member
Lisa Tanzi	☐ Manager
(Type or print name)	☒ Authorized Person

CERTIFICATE OF AMENDMENT OF ARTICLES OF ORGANIZATION OF
Van Wagner Sign Erectors, LLC (Insert Name of Domestic Limited Liability Company) Under Section 211 of the Limited Liability Company Law

Filed by:	Lisa Tanzi
(Name)
405 Lexington Avenue
(Mailing address)
NY NY 10174
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted With a $60 filing fee made payable to the Department of State.

(For office use only.)

DRAWDOWN ACCT# 30	CERTIFICATE OF AMENDMENT OF THE
ARTICLES OF ORGANIZATION OF
MASTER SIGN HANGERS LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is Master Sign Hangers LLC.

SECOND: The date of filing of the Articles of Organization is October 19, 1999.

THIRD: The Certificate of Amendment is being filed to change the name of the limited liability company from Master Sign Hangers LLC to Van Wagner Sign Erectors, LLC. To accomplish the foregoing, paragraph first of the Articles of Organization is amended to read as follows:

FIRST: The name of the limited liability company is: Van Wagner Sign Erectors, LLC

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Executed this 1st day of April, 2004.

/s/ Cheryl Gardner
Name: Cheryl Gardner Title: Authorized Person

CERTIFICATE OF AMENDMENT OF THE ARTICLES OF ORGANIZATION OF MASTER SIGN HANGERS LLC

UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW

FILED BY: Brown Raysman Millstein Feider & Steiner, LLP 900 Third Avenue New York, NY 10022

ARTICLES OF ORGANIZATION

OF

MASTER SIGN HANGERS LLC

Under Section Two Hundred Three of the Limited Liability Company Law

The undersigned person acting as an organizer of the limited liability company hereinafter named, sets forth the following statements.

FIRST: The name of the limited liability company (the “Company”) is Master Sign Hangers LLC.

SECOND: The county within the State of New York in which the office of the Company is to be located is the County of New York.

THIRD: The Company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

FOURTH: The Secretary of State of the State of New York is designated as agent of the Company upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the Company served upon him is c/o Master Sign Hangers LLC, 800 Third Avenue, 28th Floor, New York. New York 10022, Attention: Mr. Paul Whitby.

Signed on October 18, 1999.

/s/ Rosette Tyler
Rosette Tyler, Organizer

ARTICLES OF ORGANIZATION OF MASTER SIGN HANGERS LLC

Under Section Two Hundred Three of the Limited Liability Company Law

Filed by

Baer Marks & Upham LLP

805 Third Avenue

New York, New York 10022

        STATE OF NEW YORK

            County of New York,

Cynthia Byrd, being duly sworn, says that she is the PRINCIPAL CLERK of the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper; that the Advertisement hereto annexed has been published in the said NEW YORK LAW JOURNAL in each week for 6 successive weeks, commencing on the 10th day of November, 1999.
TO WIT: NOVEMBER 10, 17, 24, 1999 DECEMBER 1, 8, 15, 1999

SWORN TO BEFORE ME, this 15th day }
of December, 1999.

Cynthia A. Fernandez

Notary Public, State of New York

No. 01FE6022884

Qualified in Nassau County

Commission Expires April 12, 2001

AFFIDAVIT OF PUBLICATION

OF

MASTER SIGN HANGERS LLC

Under Section 206 of the Limited Liability Company Law

Filed By: BAER MARKS & UPHAM LLP 805 THIRD AVENUE 19TH FLOOR NEW YORK, NY 10022 Cust. Ref. #419332CST DRAWDOWN

STATE OF NEW YORK ss:

CITY OF NEW YORK

COUNTY OF NEW YORK

Caitlin Roper, being duly sworn, says that she is the Principal clerk of the Publisher of the CHELSEA CLINTON NEWS a weekly newspaper of general circulation in the English Language in the County of New York, City of New York, State of New York; that the advertisement hereto annexed has been regularly published in the CHELSEA CLINTON NEWS once in each for six consecutive weeks commencing on the 11th day of November, 1999 to wit: 11/11, 11/18, 11/25, 12/2, 12/9 and 12/16, 1999.

Principal Clerk

Sworn to before me this 17th day of December, 1999.

AFFIDAVIT OF PUBLICATION

OF

MASTER SIGN HANGERS LLC

Under Section 206 of the Limited Liability Company Law

Filed By: BAER MARKS & UPHAM LLP 805 THIRD AVENUE 19TH FLOOR NEW YORK, NY 10022 Cust. Ref. #419332CST DRAWDOWN